Exhibit 10.3

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 30th day of June, 1998, by and between Yonkers Financial Corporation (the "Holding Company"), and Richard F. Komosinski (the "Employee").

      WHEREAS, the Employee is currently serving as President and Chief Executive Officer of the Holding Company and President and Chief Executive Officer of the Holding Company's wholly-owned subsidiary, The Yonkers Savings and Loan Association, FA (the "Association"); and

      WHEREAS, the board of directors of the Holding Company (the "Board of Directors") recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company and/or the Association may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Association, the Holding Company and their respective stockholders; and

      WHEREAS, the Employee and the Association had entered an Employment Agreement dated March 25, 1996 (the "Prior Agreement"); and

      WHEREAS, the Employee and the Association have agreed to terminate the Prior Agreement, with no obligation to any party thereunder, effective upon the entering into of this Agreement; and

      WHEREAS, the Board of Directors believes it is in the best interests of the Holding Company to enter into this Agreement with the Employee in order to assure continuity of management of the Holding Company and the Association and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company or the Association, although no such change is now contemplated; and

      WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 2 hereof;

      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

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      1. Definitions.

            (a) The term "Change in Control" means (1) an event of a nature that
(i) results in a change in control of the Association or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and 12 C.F.R. Part 574 as in effect on the date hereof; or (ii) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (2) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Association or the Holding Company representing 20% or more of the Association's or the Holding Company's outstanding securities; (3) individuals who are members of the board of directors of the Association or the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Association or the Holding Company or a similar transaction in which the Association or the Holding Company is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Association or the Holding Company. In the application of 12 C.F.R. Part 574 to a determination of a Change in Control, determinations to be made by the Office of Thrift Supervision ("OTS") or its Director under such regulations shall be made by the Board of Directors.

            (b) The term "Commencement Date" means June 30, 1998.

            (c) The term "Date of Termination" means the earlier of (1) the date upon which the Holding Company or the Association gives notice to the Employee of the termination of the Employee's employment with the Holding Company or the Association or (2) the date upon which the Employee ceases to serve as an employee of either the Holding Company or the Association.

            (d) The term "Involuntarily Termination" means termination of the employment of Employee by either the Holding Company or the Association without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as President and Chief Executive Officer of the Holding Company and of the Association, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of Westchester County, New York; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of other Holding Company and Association personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Association- or Holding Company-wide reduction in staff; (4) a material adverse change in the Employee's salary, perquisites, benefits, contingent benefits or

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vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Association or the Holding Company; and (5) a material permanent increase in the required hours of work or the workload of the Employee. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Association's affairs under
Section 8 of the Federal Deposit Insurance Act ("FDIA") and shall not include a material diminution of or interference with the Employee's duties, responsibilities and benefits unless the Employee submits to the Holding Company within 180 days after the occurrence of such event written notice of his determination that such material diminution constitutes Involuntary Termination.

            (e) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

      2. Term; Termination of Prior Agreements. The term of this Agreement shall be a period of three years commencing on the Commencement Date, subject to earlier termination as provided herein. Beginning on the day following the Commencement Date, and on each day thereafter, the term of this Agreement shall be extended for a period of one day in addition to the then-remaining term, provided that the Holding Company has not given notice to the Employee in writing at least 90 days prior to such day that the term of this Agreement shall not be extended further; and provided further that the daily extension of the term this Agreement shall not continue beginning on the date on which the Employee reaches age 65. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. Effective upon the Commencement Date, the Prior Agreement shall terminate, with no obligation to the Employee thereunder on the part of the Holding Company or the Association.

      3. Employment. The Employee is employed as President and Chief Executive Officer of the Holding Company and of the Association. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Holding Company or the Association as the Board of Directors or the board of directors of the Association, respectively, may prescribe from time to time.

      4. Compensation.

            (a) Salary. The Holding Company agrees to pay the Employee during the term of this Agreement the salary payable by the Association established by the Association's board of directors, which shall be at least the Employee's salary payable by the Association in effect as of the Commencement Date, and shall be increased in accordance with salary increases approved by the Board of Directors and such additional salary, if any, as the Board of Directors may determine to pay the Employee from time to time. Adjustments in salary or other compensation

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shall not limit or reduce any other obligation of the Holding Company under this
Agreement. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced other than as part of an overall program applied uniformly and with equitable effect on all members of the senior management of the Association and the Holding Company. To the extent that the Association pays salary and provides other compensation to the Employee provided for in any section of this Agreement, to the Employee, the Holding Company's obligations to pay salary and provide other compensation under this Agreement shall be deemed satisfied.

            (b) Benefits. While employed under this Agreement, the Employee shall receive the same health insurance benefits as the Association provides generally from time to time during the term of this Agreement ("Health Insurance Benefits").

      5. Termination of Employment.

            (a) Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination other than in connection with or within 36 months after a Change in Control and subject to the provisions of Sections 6 and 7 of this Agreement, (1) the Holding Company shall pay to the Employee during the remaining term of this Agreement the Employee's salary at the rate in effect immediately prior to the Date of Termination, in such manner and at such times as such salary would have been payable to the Employee under Section 4 of this Agreement, if the Employee had continued to be employed, and (2) the Holding Company shall provide to the Employee during the remaining term of this Agreement benefits substantially the same as the Health Insurance Benefits as of the Date of Termination on terms as favorable to him as applied as of the Date of Termination.

            (b) Termination for Cause. In the event of Termination for Cause, the Holding Company shall pay the Employee the Employee's salary through the Date of Termination, and the Holding Company shall have no further obligation to the Employee under this Agreement.

            (c) Voluntary Termination. The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days' written notice to the Board of Directors or such shorter period as may be agreed upon between the Employee and the Board of Directors. In the event of such voluntary termination, the Holding Company shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Holding Company shall have no further obligation to the Employee under this Agreement.

            (d) Change in Control. In the event of Involuntary Termination in connection with or within 36 months after a Change in Control which occurs at any time while the Employee is employed under this Agreement, the Holding Company shall, subject to Sections 6 and 7 of this Agreement, (1) pay to the Employee in a lump sum in cash within 25 business days after the

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Date of Termination an amount equal to 299% of the Employee's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) provide to the Employee during the remaining term of this Agreement such health benefits as are substantially the same as the Health Insurance Benefits as of the Date of Termination on terms as favorable to him as applied as of Date of Termination.

            (e) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Holding Company the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the then current disability plan, if any, of the Holding Company (or of the Association, if, in the absence of the such a plan of the Holding Company, the Association has such a plan), or if the Employee is otherwise unable to serve as President and Chief Executive Officer of the Holding Company and the Association, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided for executive officers. However, the Holding Company shall be obligated only to pay the Employee's salary pursuant to Section 4(a) of this Agreement only to the extent the Employee's salary, in the absence of such disability, would exceed (on an after tax basis) the disability income benefits received pursuant to this paragraph. In addition, the Holding Company shall have the right, upon resolution of the Board of Directors, to discontinue paying salary pursuant to Section 4(a) beginning six months following a determination that the Employee qualifies for the foregoing disability income benefits.

            (f) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Holding Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Holding Company may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

            (g) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Holding Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

            (h) Default of the Association. If the Association is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

      6. Certain Reductions of Payments.

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            (a) Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible by the Association or the Holding Company for federal income tax purposes pursuant to Section 280G of the Code, then amounts and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Association or the Holding Company pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

            (b) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

      7. Mitigation.

            (a) Reduction of Salary Payments. The Holding Company's obligations to pay salary under Section 5(a) of this Agreement shall be reduced by the amounts, if any, of cash income (as defined below) earned by the Employee from providing services during the remaining term of this Agreement. For purposes of this Section 7, the term "cash income" shall include the amounts of salary, wages and fees paid to the Employee in cash, but shall not include bonuses, incentive compensation, shares of stock, stock, stock options, stock appreciation rights or other benefits or earned income not paid to the Employee in cash.

            (b) Reduction of Health Insurance Benefits. The Association's obligations to provide benefits under Section 5(a) of this Agreement shall be reduced to the extent, if any, of substantially the same benefits provided to the Employee on no less favorable terms by another employer during the remaining term of this Agreement.

            (c) Reporting by Employee. The Employee agrees that, in the event he becomes entitled to payment of salary and to benefits pursuant to Section 5(a) of this Agreement during the remaining term of this Agreement, he shall promptly inform the Holding Company of the nature and amounts of cash income and benefits of the same or similar nature which he earns or receives from another employer during the remaining term of this Agreement and shall provide such documentation concerning such cash income and benefits as the Holding Company may reasonably request from time to time. Changes in such cash income and benefits shall be reported within 10 days following each change.

      8. Attorneys Fees. In the event the Holding Company exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 16 of this Agreement that cause as contemplated by Section 1(e) of this Agreement did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Holding Company has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all

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reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

      9. Confidential Information; Loyalty; Noncompetition.

            (a) During the term of the Employee's employment hereunder and thereafter, the Employee shall not except as may be required to perform his duties hereunder or as required by law, disclose to others or use, whether directly or indirectly, any Confidential Information; provided, however, that this prohibition shall not apply to requests for information from federal banking regulators. "Confidential Information" means information about the clients and customers of the Association and the Holding Company which is not available to the general public and was or shall be learned by the Employee in the course of his employment by the Association and the Holding Company, including without limitation any data, formulae, information, proprietary knowledge, trade secrets, and credit reports and analyses owned, developed and used in the course of the business of the Association or the Holding Company, including client and customer lists and information related thereto; and all papers, records and other documents (and all copies thereof) containing such Confidential Information. The Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Association and the Holding Company. The Employee agrees that upon the termination of his employment, the Employee will promptly deliver to the Association or the Holding Company all documents (and all copies thereof) containing any Confidential Information.

            (b) The Employee shall devote his full time to the performance of his employment under this Agreement; provided, however, that the Employee may serve, without compensation, as a director of charitable, community and industry organizations and continue to serve, with compensation, as a director of the business corporations of which he is currently a director to the extent such directorships do not inhibit the performance of his duties hereunder or conflict with the business of the Association and the Holding Company. While employed by the Association or the Holding Company, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Association or the Holding Company.

            (c) Upon the expiration of the term of the Employee's employment hereunder or in the event the Employee's employment hereunder terminates prior thereto for any reason whatsoever, the Employee shall not, for a period of one year after the occurrence of such event, for himself, or as the agent of, on behalf of, or in conjunction with, any person or entity, solicit or attempt to solicit, whether directly or indirectly: (i) any employee of the Association or the Holding Company or any subsidiary thereof to terminate such employee's employment relationship with the Association or the Holding Company or any subsidiary thereof; or (ii) any savings and loan, banking or either business from any person or entity that is or was a client, employee, or customer of the Association or the Holding Company or any subsidiary thereof and

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had dealt with the Employee or any other employee of the Association or the
Holding Company or any subsidiary thereof under the supervision of the Employee.

            (d) In the event that the Employee voluntarily resigns pursuant to
Section 7(c) of this Agreement, the Employee shall not for a period of one year from the effective date of such resignation, or in the event the Employee's employment hereunder is terminated for cause, the Employee shall not, for a period of one year from the date of termination, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within ten miles of any office of the Association as of the date of termination of employment.

            (e) The provisions of this Section 9 shall not prevent the Employee from purchasing, solely for investment, not more five percent of any financial institution's stock or other securities which are traded on any national or regional securities exchange or are actively traded in the over-the-counter market and registered under Section 12(g) of the Securities Exchange Act of 1934.

            (f) The provisions of this Section 9 shall survive the termination of the Employee's employment hereunder whether by expiration of the term hereof or otherwise.

      10. No Assignments.

            (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Holding Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company or the Association, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Holding Company would be required to perform it if no such succession or assignment had taken place. Failure of the Holding Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Holding Company in the same amount and on the same terms as the compensation pursuant to
Section 5(d) hereof. For purposes of implementing the provisions of this Section 10(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

            (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

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      11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Holding Company at its principal office, to the attention of the Board of Directors with a copy to the Secretary of the Holding Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Holding Company or the Association.

      12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

      13. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

      14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      15. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of New York.

      16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

      THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:                                  Yonkers Financial Corporation


---------------------                    ------------------------------
Secretary                                By:
                                         Its:


                                         Employee


                                         ----------------------------
                                         Richard F. Komosinski